UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2026

SARATOGA INVESTMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00732	20-8700615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 906-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SAR	New York Stock Exchange
6.00% Notes due 2027	SAT	New York Stock Exchange
8.00% Notes due 2027	SAJ	New York Stock Exchange
8.125% Notes due 2027	SAY	New York Stock Exchange
8.50% Notes due 2028	SAZ	New York Stock Exchange
7.50% Notes due 2031	SAV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2026, Saratoga Investment Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company and Saratoga Investment Advisors, LLC, on the one hand, and Lucid Capital Markets, LLC, as representative of the several underwriters named in Schedule I thereto, on the other hand, in connection with the issuance and sale of $85,000,000 in aggregate principal amount of the Company’s 8.00% Notes due 2031 (the “Notes” and the issuance and sale of the Notes, the “Offering”). The underwriters also may purchase from the Company up to an additional $12,750,000 in aggregate principal amount of Notes within 30 days of the date of the final prospectus supplement, dated August 18, 2026. The Company intends to list the Notes on the New York Stock Exchange within 30 days of the original issue date under the trading symbol “SAX.” The closing of the Offering is expected to occur on August 26, 2026, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement includes customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form N-2 (File No. 333-292765), previously filed with the Securities and Exchange Commission (the “SEC”), as supplemented by a preliminary prospectus supplement dated August 18, 2026, the pricing term sheet filed with the SEC on August 18, 2026, and a final prospectus supplement dated August 18, 2026. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto, and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On August 19, 2026, the Company caused notices to be issued to the holders of its 6.00% Notes due 2027 (CUSIP No. 80349A 802) (the “6.00% 2027 Notes”) regarding the Company’s exercise of its option to redeem, in full, the issued and outstanding 6.00% 2027 Notes, pursuant to Section 1104 of the Indenture, dated as of May 10, 2013, by and between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (the “Trustee”), as trustee, and Section 1.01(h) of the Tenth Supplemental Indenture, dated as of April 27, 2022, by and between the Company and the Trustee. The Company will redeem $105.5 million in aggregate principal amount of the issued and outstanding 6.00% 2027 Notes on September 18, 2026 (the “Redemption Date”), using the proceeds from the Offering described above and available cash. The redemption price for the 6.00% 2027 Notes equals 100% of the $105.5 million aggregate principal amount of the 6.00% 2027 Notes being redeemed on the Redemption Date, plus the accrued and unpaid interest thereon, through, but excluding, the Redemption Date. A copy of the notice of redemption of the 6.00% 2027 Notes is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 18, 2026, by and among Saratoga Investment Corp. and Saratoga Investment Advisors, LLC, on the one hand, and Lucid Capital Markets, LLC, as representative of the several underwriters named in Schedule I thereto, on the other hand.
99.1	Notice of Redemption of 6.00% Notes due 2027.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA INVESTMENT CORP.

Date: August 19, 2026	By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary

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